UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): January 8, 2007
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal executive offices and zip code)
(281) 719-3400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 8, 2007, the Compensation Committee of the Board of Directors of Repros Therapeutics Inc. (“Repros”) approved a base salary increase effective January 1, 2007 of 7% for Joseph S. Podolski, the Company’s President and Chief Executive Officer and Louis Ploth, Jr., the Company’s Vice President, Business Development and Chief Financial Officer. Mr. Podolski will now receive an annual salary of approximately $354,000 and Mr. Ploth will receive an annual salary of approximately $224,000.
     In addition, each of Messrs. Podolski and Ploth received options to purchase up to 50,000 shares and 20,000 shares, respectively, of the Company’s common stock at an exercise price of $12.26, which is equal to the price on the close of business on the date of grant. The options will each vest at a rate of 1/12th per quarter over a period of 3 years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: January 12, 2007.	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer